Exhibit 10.12

GUARANTY

GUARANTY, dated as of October 11, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), made by FORTRESS CREDIT REALTY INCOME TRUST (the “Guarantor”) in favor of ATLAS SECURITIZED PRODUCTS INVESTMENTS 2, L.P. (the “Administrative Agent”) for the benefit of Buyers.

RECITALS

Pursuant to the Master Repurchase Agreement, dated as of October 11, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “Repurchase Agreement”), by and among Atlas Securitized Products Investments 2, L.P., as a buyer (a “Buyer”), the Administrative Agent, as administrative agent, the Buyers from time to time party thereto and FCR DC JV Atlas Seller LLC, as seller (the “Seller”), the Administrative Agent on behalf of Buyers and the Seller may, from time to time, enter into transactions (each, a “Transaction”) in which the (i) Administrative Agent on behalf of Buyers shall purchase from the Seller certain Purchased Assets and (ii) Seller will repurchase the Purchased Assets on the applicable Repurchase Date. It is a condition precedent to the obligation of the Administrative Agent on behalf of Buyers to enter into Transactions under the Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Administrative Agent for the benefit of Buyers.

NOW, THEREFORE, in consideration of the foregoing premises, to induce the Administrative Agent and Buyers to enter into the Repurchase Agreement and to enter into Transactions thereunder, the Guarantor hereby agrees with the Administrative Agent and Buyers, as follows:

1.           Defined Terms.

(a)        Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

(b)       For purposes of this Guaranty, “Obligations” shall mean all obligations and liabilities of the Seller to the Administrative Agent and Buyers, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Repurchase Agreement and any other Program Agreements and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and Buyers that are required to be paid by a party to the Transaction pursuant to the terms of the Program Agreements and actual out-of-pocket costs of enforcement of this Guaranty (without duplication of amounts required to be paid under Section 2(d) hereof)) or otherwise.

2.           Guaranty.

(a)       The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of Buyers the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations upon the occurrence of any of the following events or circumstances (each a “Full Recourse Event”):

(i)       the filing by any Seller Party of any voluntary petition for or on behalf of Seller or Equity Pledgor under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or the commencing, or authorizing the commencement, by Seller or Equity Pledgor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;

(ii)       the solicitation by any Seller Party or any Seller Party colluding with petitioning creditors for any involuntary petition, case or proceeding against Seller or Equity Pledgor under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;

(iii)      any Seller Party seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for Seller or Equity Pledgor or any substantial part of the property of Seller or Equity Pledgor;

(iv)     the making by any Seller Party of a general assignment for the benefit of creditors of Seller or Equity Pledgor in connection with any case or proceeding described in the foregoing clauses (i) or (ii);

(v)       any failure by Seller to comply with Section 14(y) (Seller Separateness Covenant) of the Repurchase Agreement, which failure results in a substantive consolidation of Seller with any other entity.

(b)       The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of Buyers the prompt and complete payment and performance by the Seller when due of all losses, damages, expenses (including reasonable out-of-pocket attorneys’ fees and expenses) and costs (in each case, to the extent such losses, damages, expenses and costs are out-of-pocket and actually incurred and in no event shall Guarantor be liable for any special, indirect, punitive or consequential damages, unless the same are owed to a third-party) (collectively, “Losses”) that are incurred by Administrative Agent or Buyers as a result of any of the following events or circumstances (each, a “Loss Recourse Event”):

(i)         any gross negligence, fraud, willful misconduct, illegal act or material misrepresentation on the part of any Seller Party or any Affiliate thereof or any officer, director, partner, member, employee, agent or representative of any Seller Party or any Affiliate thereof in connection with the execution and delivery of the Repurchase Agreement and the other Program Agreements, or any certificate, report, notice, financial statement, representation, warranty or other instrument or document furnished to Administrative Agent or Buyers by any Seller Party or any Affiliate thereof in connection with the Repurchase Agreement or any other Program Agreement on or prior to the Effective Date or during the term of the Repurchase Agreement;

(ii)        any misappropriation, conversion or misapplication by any Seller Party or any Affiliate thereof of any Income required to be deposited in the Collection Account or required to be remitted to Administrative Agent or any escrows, reserves or other amounts maintained in respect of any Purchased Asset, in each case, pursuant to the Program Agreements to the extent any Seller Party or any Affiliate thereof has not cured the same in accordance with any cure period provided for under the Repurchase Agreement;

(iii)      any failure by Seller to comply with Section 14(y) (Seller Separateness Covenant) of the Repurchase Agreement, which failure does not result in a substantive consolidation of Seller with any other entity;

(iv)       any failure by Seller to fund a future advance when the related borrower has satisfied the conditions to be satisfied by it under the Purchased Asset Documents for any Purchased Asset;

(v)      if any Seller Party or any Affiliate thereof interferes with, frustrates or prevents Administrative Agent’s exercise of remedies provided under the Transaction Documents; provided that any assertion, claim or defense reasonably made in good faith by any Seller Party as to the existence and continuation of the Event of Default which led to the exercise of remedies shall not, and shall not be deemed to, result in liability under this clause (v);

(vi)      any claim by any Seller Party or any Affiliate thereof that, after Administrative Agent has exercised their remedies under the Program Agreements, Administrative Agent is not the record and beneficial owners of, and did not acquire good and marketable title to, each Purchased Asset in accordance with the Program Agreements;

(vii)     any loss, damage, cost or expense in connection with the violation of any environmental law, the correction of any environmental condition, or the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any environmental law, in each case, in any way affecting any of the Purchased Assets and to the extent such violation, correction or removal results from any action or omission of any Seller Party or an Affiliate thereof; or

(viii)    any recharacterization by any court of any prior transfer of a Purchased Asset to any Seller by any Affiliate of any Seller Party as something other than a true sale or true contribution.

All of Guarantor’s obligations under this Agreement, including without limitation under Sections 2(a) and 2(b), shall be collectively referred to herein as the “Guarantor Obligations”.

(c)       The Guarantor shall pay additional amounts to, and indemnify, the Administrative Agent and Buyers (including for purposes of this Section 2, any assignee, successor or participant) with respect to Taxes (as defined in the Repurchase Agreement) imposed on payments pursuant to this Guaranty to the same extent as the Seller would have paid additional amounts and indemnified the Administrative Agent and Buyers with respect to Taxes under Section 11(e) of the Repurchase Agreement if the Guarantor were the Seller under the Repurchase Agreement. For the avoidance of doubt, any such payments are in addition to the Guarantor’s obligation to pay any amounts required to be paid by the Seller to the Administrative Agent and Buyers.

(d)        The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and actual, out-of-pocket disbursements of counsel), which may be paid or incurred by the Administrative Agent or Buyers in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guarantor Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the later of (i) the termination of the Repurchase Agreement and (ii) the payment in full of the Guarantor Obligations, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(e)        No payment or payments made by the Seller or any other Person or received or collected by the Administrative Agent from the Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Guarantor Obligations until the Guarantor Obligations are paid in full.

(f)      Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Administrative Agent for the benefit of Buyers on account of the Guarantor’s liability hereunder, the Guarantor will notify the Administrative Agent in writing that such payment is made under this Guaranty for such purpose.

3.          Right of Set-off. Upon the occurrence and during the continuance of an Event of Default, the Buyers are hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set-off and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyers or any affiliate thereof to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyers may elect, on account of the Guarantor Obligations and liabilities of the Guarantor hereunder and claims of every nature and description of the Buyers against the Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement or otherwise, as the Buyers may elect, whether or not the Administrative Agent has made any demand for payment and although such Obligations and liabilities and claims may be contingent or unmatured. The Administrative Agent shall notify the Guarantor promptly after receipt of notice of any such set-off and the application made by the Buyers, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyers under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyers may have.

4.          Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyers, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or Buyers against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or Buyers for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent or Buyers by the Seller on account of the Obligations are paid in full and the Repurchase Agreement is terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amounts shall be held by the Guarantor in trust for the Administrative Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

5.          Amendments, etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent may be rescinded by the Administrative Agent, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or Buyers, and the Repurchase Agreement, and the other Program Agreements and any other document in connection therewith may be amended, modified, supplemented, or terminated, in whole or in part, as the Administrative Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or Buyers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Administrative Agent shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Administrative Agent to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or Buyers against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.           Guaranty Absolute and Unconditional.

(a)        Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between the Seller or the Guarantor, on the one hand, and the Administrative Agent on behalf of Buyers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Repurchase Agreement, the other Program Agreements, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent; (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Administrative Agent or Buyers; or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent may, but shall be under no obligation, to pursue such rights and remedies that they may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied, or available as a matter of law, of the Administrative Agent on behalf of Buyers against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent, the Buyers and their respective successors, indorsees, transferees, and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Repurchase Agreement the Seller may be free from any Obligations.

(b)       Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to the Administrative Agent and Buyers as follows:

(i)       Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Administrative Agent and Buyers any claim or defense based upon, an election of remedies by the Administrative Agent and Buyers which in any manner impairs, affects, reduces, releases, destroys, and/or extinguishes Guarantor’s subrogation rights, rights to proceed against the Seller or any other guarantor for reimbursement or contribution, and/or any other rights of the Guarantor to proceed against the Seller, against any other guarantor, or against any other person or security.

(ii)       Guarantor is presently informed of the financial condition of the Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. The Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the Seller’s financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Administrative Agent for such information and will not rely upon the Administrative Agent for any such information. Absent a written request for such information by the Guarantor to the Administrative Agent, Guarantor hereby waives its right, if any, to require the Administrative Agent to disclose to Guarantor any information which the Administrative Agent may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii)     Guarantor has independently reviewed the Repurchase Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Administrative Agent, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Seller or any other guarantor to the Administrative Agent, now or at any time and from time to time in the future.

7.           Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.          Payments. Guarantor hereby agrees that the Guarantor Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars.

9.          Representations and Warranties. Guarantor represents and warrants to Administrative Agent and Buyers, as of the date hereof and as of each Purchase Date and at all times while the Program Agreements are in full force and effect and/or any Transaction under the Repurchase Agreement is outstanding that:

(a)       Guarantor Existence. Guarantor has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Maryland.

(b)        Licenses. Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any federal, state or local laws, rules and regulations unless, in any instance, the failure to take such action or to so comply or such default is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect. Guarantor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Guaranty and each Program Agreement to which Guarantor is a party.

(c)        Power. Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(d)       Due Authorization. Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. This Guaranty and the Program Agreements have been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed, and delivered by Guarantor, all requisite or other action having been taken, and each is valid, binding and enforceable against Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(e)       Financial Statements. The Guarantor has heretofore furnished to Administrative Agent a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of the Guarantor ended December 31, 2023 and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Ernst & Young and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal periods of the Guarantor ended September 30, 2023, March 31, 2024 and June 30, 2024, and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since June 30, 2024, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. The Guarantor has, on the date of the statements delivered pursuant to this subparagraph no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Administrative Agent in writing.

(f)        Solvency. Guarantor is solvent and will not be rendered insolvent and, after giving effect to this Guaranty, will not be left with an unreasonably small amount of capital with which to engage in its business. Guarantor neither intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.

(g)        No Conflicts. The execution, delivery and performance by Guarantor of this Guaranty and the Program Agreements to which Guarantor is a party do not conflict with any term or provision of the organizational documents of Guarantor or any law, rule, regulation, order, judgment, writ, injunction, or decree applicable to Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Guarantor, which conflict would have a Material Adverse Effect.

(h)      True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements, or certificates of Guarantor or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of Guarantor or any Affiliate or officer thereof, or the negotiation, preparation, or delivery of this Guaranty and the Program Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading; provided, that with regard to any certification relating to financial prospects, forecasts, budgets and other forward looking information, Guarantor represents hereby that such information was prepared in a good faith based on assumptions believed by Guarantor to be reasonable and not misleading at the time made. All financial statements have been prepared in accordance with GAAP.

(i)        Approvals. No consent, approval, authorizations or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Guarantor of this Guaranty and the Program Agreements to which Guarantor is a party.

(j)        Litigation. There is no action, proceeding or investigation pending with respect to which Guarantor has knowledge or received written notice or, to the best of Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Guaranty or any Program Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Guaranty or any Program Agreement; (C) makes a claim or claims in an amount greater than the applicable Litigation Threshold (individually or in the aggregate); (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder; or (E) which could reasonably be expected to materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Guaranty or any Program Agreement.

(k)        Material Adverse Change. There has been no change having a Material Adverse Effect.

(l)        Taxes. Guarantor is a U.S. Person, and does not have any U.S. federal income or withholding tax liability. Guarantor has timely filed all income and other material tax returns required to be filed by it, and have timely paid all income and other material Taxes required to be paid by it (whether or not such Taxes are shown as due on such returns), other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP. There are no Liens for Taxes on any of Guarantor’s assets or income, other than statutory Liens for Taxes not yet due and payable and with respect to which adequate reserves have been made in accordance with GAAP.

(m)    Investment Company. None of Guarantor or any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(n)      ERISA. Each Plan to which Guarantor or its Subsidiaries make direct contributions, and, to the knowledge of Guarantor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law.

(o)      No Reliance. Guarantor has made its own independent decisions to enter into this Guaranty and the Program Agreements based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Guarantor is not relying upon any advice from Administrative Agent or Buyers as to any aspect of this Guaranty, including without limitation, the legal, accounting or tax treatment of this Guaranty.

(p)        Plan Assets. Guarantor is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA in the Guarantor’s hands, and transactions by or with Guarantor are not subject to any state or local statute regulating investments, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(q)        No Prohibited Persons. Neither Guarantor nor any of its respective Controlled Affiliates, officers, directors, partners or members, is an entity or person (or to the Guarantor’s knowledge, fifty percent (50%) or greater owned by an entity or person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) is otherwise the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).

(r)       Real Estate Investment Trust. Guarantor is a REIT and has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code.

10.         Covenants. Guarantor covenants with Administrative Agent and Buyers, that at all times during the term of this Guaranty:

(a)      Prohibition of Fundamental Changes. Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.

(b)      Insurance. The Guarantor shall maintain, for Seller and its Subsidiaries, D&O insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. The Guarantor shall notify the Administrative Agent of any material change in the terms of any such D&O insurance.

(c)        Material Change in Business. Guarantor shall not make any material change in the nature of its business as carried on at the date hereof.

(d)       Distributions. If an Event of Default has occurred and is continuing, Guarantor shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor.

(e)        Applicable Law. Guarantor shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

(f)        Existence. Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

(g)       Taxes. Guarantor will remain a U.S. Person, and will not have any U.S. federal income or withholding tax liability. Guarantor will timely file all income and other material tax returns required to be filed by it, and will timely pay all income and other material Taxes required to be paid by it (whether or not such Taxes are shown as due on such returns), other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are made in accordance with GAAP. Guarantor will not suffer the creation of any Liens for Taxes on any of its assets or income, other than statutory Liens for Taxes not yet due and payable and with respect to which adequate reserves are made in accordance with GAAP.

(h)       True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates provided by or on behalf of Guarantor, any Affiliate thereof or any of their officers furnished to Administrative Agent and/or Buyers hereunder and during Administrative Agent’s and/or Buyers’ diligence of Guarantor are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading; provided, that with regard to any financial prospects, forecasts, budgets and other forward looking information, such information shall be prepared in a good faith based on assumptions believed by Guarantor to be reasonable and not misleading at the time made. All required financial statements, information and reports delivered by Guarantor to Administrative Agent and/or Buyers pursuant to the Repurchase Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

(i)       Plan Assets. Guarantor shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Guarantor shall not use “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA to engage in this Guaranty, and transactions by or with Guarantor shall not be subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(j)         Financial Covenants. Guarantor shall at all times comply with all financial covenants and/or financial ratios set forth in Section 3 of the Pricing Side Letter.

(k)        [Reserved].

(l)        Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guarantor Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate that would reduce the Net Worth of such Guarantor (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in such Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of such Guarantor’s assets, or any interest therein. As used herein, “Net Worth” means, with respect to Guarantor and its consolidated Subsidiaries, an amount equal to, on a consolidated basis, Guarantor’s stockholder equity (determined in accordance with GAAP).

(m)    Real Estate Investment Trust. Guarantor will remain a REIT and will not engage in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code.

11.         Event of Default. If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and Administrative Agent, the Obligations (and thereby, the Guarantor Obligations hereunder, if any) may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Seller and that, in the event of any such declaration (or attempted declaration), the Guarantor Obligations, if any, shall forthwith become due by the Guarantor for purposes of this Guaranty.

12.      Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.      Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14.         No Waiver; Cumulative Remedies. The Administrative Agent shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15.         Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent on behalf of Buyers, provided that any provision of this Guaranty may be waived by the Administrative Agent on behalf of Buyers in a letter or agreement executed by the Administrative Agent or by facsimile or electronic transmission from the Administrative Agent. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent on behalf of Buyers and its respective successors and assigns.

16.         Notices. Notices by the Administrative Agent to the Guarantor shall be given in accordance with the Repurchase Agreement at the address set forth on Schedule 1 hereto.

17.         Jurisdiction.

(a)       THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)      GUARANTOR (AND ADMINISTRATIVE AGENT BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES TRIAL BY JURY. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. GUARANTOR (AND ADMINISTRATIVE AGENT BY ITS ACCEPTANCE HEREOF) HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

18.         Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Seller or Guarantor relative to the subject matter hereof not reflected herein.

19.         Repurchase Agreement Provisions. Sections 11 (Program; Costs; Taxes), 17 (Reports), 22 (Non-Assignability), 23 (Set-off), 30 (Indemnification; Obligations; Recourse), 32 (Confidentiality), 33 (Recording of Communications) and 39 (Specific Performance) of the Repurchase Agreement are hereby incorporated by reference as if each such section was specifically set forth herein.

20.         Acknowledgments. Guarantor hereby acknowledges that:

(a)      Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Program Agreements;

(b)       the Administrative Agent does not have any fiduciary relationship to the Guarantor, and the relationship between the Administrative Agent and the Guarantor is solely that of surety and creditor; and

(c)        no joint venture exists among the Administrative Agent, Buyers and the Guarantor or among the Administrative Agent, Buyers, the Seller and the Guarantor;

21.         Intent. This Guaranty is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

22.         Authorizations. Any of the persons whose signatures and titles appear on Schedule 1 hereto are authorized, acting singly, to act for Guarantor to the extent set forth therein, as the case may be, under this Guaranty. The Guarantor may amend Schedule 1 hereto from time to time by delivering a revised Schedule 1 to Administrative Agent and expressly stating that such revised Schedule 1 shall replace the existing Schedule 1 hereto.

23.        Replacement. In connection with any restructuring of the Guarantor undertaken solely for tax planning purposes based upon advice of counsel or other tax advisors which results in the direct or indirect ownership of Seller being transferred to either (each, a “Replacement Guarantor”) (i) one or more Affiliates of the Guarantor or (ii) one or more other entities that remains managed by affiliates of Fortress Investment Group LLC (a “Permitted Restructure”), Guarantor shall (A) at least ten (10) BDs prior to such Permitted Restructure, deliver to Administrative Agent written notice of its intent to enter into such Permitted Restructure and (B) prior to or simultaneously with the consummation of such Permitted Restructure, satisfy all Guarantor Replacement Conditions. As used herein, “Guarantor Replacement Conditions” shall mean the following terms and conditions:

(a)        the Replacement Guarantor shall have been approved by Administrative Agent in its reasonable discretion;

(b)     the Replacement Guarantor shall have satisfied reasonable and customary due diligence and KYC procedures of Administrative Agent and Buyers;

(c)     the Replacement Guarantor shall have provided evidence satisfactory to Administrative Agent in its reasonable discretion that, after giving effect to the replacement of Guarantor with the Replacement Guarantor, Guarantor is able to comply with the covenants set forth in Section 3 of the Pricing Side Letter;

(d)        the representations and warranties of each Seller Party (other than Guarantor) in the Repurchase Agreement and each of the other Program Agreement shall be true and correct in all material respects;

(e)        Drawbridge Guarantor has complied in all material respects with the covenants in Section 10 of this Guaranty;

(f)         no Default or Event of Default has occurred under the Repurchase Agreement or this Guaranty;

(g)      the Replacement Guarantor shall have delivered any legal opinions reasonably requested by Administrative Agent, including as to the due formation, power and authority and good standing, no conflicts with organizational documents, no required consents, no violations of law, investment company act exemption, execution, delivery and enforceability, in each case, all in form and substance reasonably acceptable to Administrative Agent; and

(h)       the Seller Parties (other than Guarantor) shall have delivered all such other and further documents and documentation as Administrative Agent shall reasonably require.

Upon satisfaction of the Guarantor Replacement Conditions, as determined by Administrative Agent in its sole good faith discretion, the Replacement Guarantor shall become the “Guarantor” under this Guaranty and Guarantor shall be released from its obligations hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

FORTRESS CREDIT REALTY INCOME TRUST, as Guarantor

By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss
Title: Chief Financial Officer